Exhibit 4.1
DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934
As of December 31, 2019, MFA Financial, Inc. had three classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (1) our common stock, par value $0.01 per share; (2) our 7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”); and (3) our 8.00% Senior Notes due 2042. Our charter also authorizes 3,840,000 shares of preferred stock, par value $0.01 per share, without further designation (the “Undesignated Preferred Stock”), and 1,160,000 shares of 8.00% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”). No shares of Series A Preferred Stock or Undesignated Preferred Stock are outstanding or registered pursuant to the Exchange Act. As such, a description of the terms of the Series A Preferred Stock or the Undesignated Preferred Stock is not included in this exhibit.
Description of Common Stock
The following description of the terms of our common stock is only a summary. This summary is not complete and is qualified by the provisions of our charter and bylaws, which have been filed with the U.S. Securities and Exchange Commission (the “SEC”) and incorporated by reference herein, and the Maryland General Corporation Law, or MGCL.

General

Our charter provides that we may issue up to one billion shares of capital stock, all with a par value of $0.01 per share. As of December 31, 2019, 886,950,000 of these authorized shares were classified as common stock, par value $0.01 per share. As of December 31, 2019, we had 452,368,940 shares of common stock outstanding.

Pursuant to our charter, the board of directors of our company (or our board) is authorized to classify and reclassify any unissued shares of our capital stock, to provide for the issuance of shares in other classes or series (including preferred stock in one or more series), to establish the number of shares in each class or series and to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series. Under Maryland law, stockholders are generally not liable for our debts or obligations.

All shares of our common stock were duly authorized, validly issued, fully paid and nonassessable. Holders of our common stock are entitled to receive distributions on their shares of common stock if, as and when our board authorizes and we declare distributions out of legally available assets. However, rights to distributions may be subordinated to the rights of holders of our preferred stock, when preferred stock is issued and outstanding, or subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock. See “-Restrictions on Ownership and Transfer” below. In the event of our liquidation, dissolution or winding up, each outstanding share of our common stock will entitle its holder to a proportionate share of the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of the common stockholders. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of our common stock have no preference, conversion, sinking fund, redemption or exchange rights or any preemptive rights to subscribe for any of our securities and generally have no appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights.
Under the MGCL, a Maryland corporation cannot amend its charter, consolidate, convert, merge, sell all or substantially all of its assets, engage in a statutory share exchange or dissolve unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these matters (other than certain amendments to the provisions of our charter related to our board, consideration of various factors when considering a change of control transaction, indemnification, exculpation, advance notice of stockholder proposals and the charter amendment section, which must be approved by the affirmative vote of not less than 80% of the aggregate vote entitled to be cast) may be approved by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon.

Our charter grants our board the power to authorize the issuance of additional authorized but unissued shares of common stock and preferred stock. Our board may also classify or reclassify unissued shares of common stock or preferred stock and authorize their issuance.

We believe that these powers of our board provide increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Although our board does not intend to do so at the present time, it could authorize the issuance of a class or series that could delay, defer or prevent a change of control or other transaction that might involve a premium price for the common stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a real estate investment trust, or a REIT, our capital stock must be beneficially owned by 100 or more persons for at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code, or the Code, to include certain exempt entities) during the last half of a taxable year.

Our charter provides that, subject to certain exceptions, no stockholder or “group” (as defined in Section 13(d)(3) of the Exchange Act) may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the number or value of the outstanding shares of our capital stock (or the Ownership Limit). Our board may waive the Ownership Limit if it is presented with evidence satisfactory to it that the waiver will not jeopardize our qualification as a REIT. As a condition to any such waiver, our board may require a ruling of the Internal Revenue Service or an opinion of counsel satisfactory to it and must receive certain undertakings, representations and agreements from the applicant with respect to preserving our REIT qualification. The Ownership Limit will not apply if our board determines that it is no longer in our best interests to continue to qualify as a REIT.

If shares of common stock and/or preferred stock (i) in excess of the Ownership Limit, (ii) which would cause us to be beneficially owned by fewer than 100 persons or (iii) that cause us to become “closely held” under Section 856(h) of the Code, are transferred to any person, the issuance or transfer shall be void as to the number of shares in violation of such restrictions and the intended transferee will acquire no rights to such shares of common stock and/or preferred stock. Shares transferred that would cause any stockholder (or a Prohibited Owner) to own more than the Ownership Limit or cause us to become “closely held” under Section 856(h) of the Code will automatically be converted into an equal number of shares of excess stock. All excess stock will be automatically transferred, without action by the Prohibited Owner, to a trust for the exclusive benefit of one or more charitable beneficiaries that we select, and the Prohibited Owner will not acquire any rights in the shares of excess stock. Such automatic transfer shall be deemed to be effective as of the close of business on the day prior to the date of the transfer causing a violation. The trustee of the trust shall be appointed by us and must be independent of us and the Prohibited Owner. The Prohibited Owner shall have no right to receive dividends or other distributions with respect to, or be entitled to vote, any shares of excess stock held in the trust. Any dividend or other distribution paid prior to the discovery by us that excess stock has been transferred to the trust must be paid by the recipient of the dividend or distribution to the trustee upon demand for the benefit of the charitable beneficiary, and any dividend or other distribution authorized but unpaid shall be paid when due to the trust. The trust shall have all dividend and voting rights with respect to the shares of excess stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or distribution so paid to the trust shall be held in trust for the charitable beneficiary.

Within 20 days of receipt of our notice that excess stock has been transferred to the trust, the trustee will sell the excess stock held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in our charter. Upon such sale, any interest of the charitable beneficiary in the excess stock sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the charitable beneficiary as follows. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the excess stock or, if the Prohibited Owner did not give value for the excess stock in connection with the event causing the excess stock to be held in the trust (e.g., a gift, devise or other such transaction), the Market Price (as defined in our charter) of the excess stock on the day of the event causing the excess stock to be held in the trust, and (b) the price per share received by the trustee from the sale or other disposition of the excess stock held in the trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner will be paid immediately to the charitable beneficiary. If, prior to our discovery that excess stock has been transferred to the trust, the excess stock is sold by a Prohibited Owner, then the excess stock will be deemed to have been sold on behalf of the trust and, to the extent that the Prohibited Owner received an amount for the excess stock that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to the aforementioned requirement, the excess shall be paid to the trustee upon demand.

The Ownership Limit provision will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration is increased. Any change in the Ownership Limit would require an amendment to our charter. Such an amendment must be advised by our board of directors and approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock and any other class of capital stock with such voting rights. In addition to preserving our qualification as a REIT, the Ownership Limit may have the effect of precluding an acquisition of control of our company without the approval of our board.

To the extent our shares of common stock or preferred stock are certificated, all certificates representing shares of our common stock or preferred stock will refer to the restrictions described above.

Any person who acquires or attempts or intends to acquire shares of our common stock or preferred stock in violation of any of the foregoing restrictions on transferability and ownership will be required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT.

All persons who own, directly or by virtue of the attribution provisions of the Code, 5% or more of our outstanding shares of stock (or such other percentage at the time prescribed by the Code or the regulations promulgated thereunder) must file a written statement with us containing the information specified in our charter within 30 days after January 1 of each year. In addition, each stockholder must upon demand disclose to us such information as we deem necessary in order to determine our qualification as a REIT and to ensure compliance with the Ownership Limit.

Certain Provisions of Maryland Law and of Our Charter and Bylaws

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. This summary is not complete and is qualified by the provisions of our charter and bylaws, and the MGCL.

Classification of Our Board

Our bylaws provide that the number of directors may be established by our board but may not be fewer than the minimum number permitted by the MGCL nor more than fifteen. Any vacancy may be filled, at any regular meeting or at any special meeting called for that purpose, only by a majority of the remaining directors. Any director elected to fill a vacancy by our board serves for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualifies.

Pursuant to our charter, our board is divided into three classes of directors. Directors of each class serve for three-year terms and each year one class of directors will be elected by the stockholders. The number of directors in each class and the expiration of the current term of each class term is as follows:

Class I	3 Directors	Expires 2020
Class II	2 Directors	Expires 2021
Class III	3 Directors	Expires 2022

We believe that the classification of our board helps to assure the continuity and stability of our business strategies and policies as determined by our board. Common stockholders have no right to cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

The classified board provision of our charter could have the effect of making the replacement of incumbent directors more time-consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of our company, even though the tender offer or change in control might be in the best interest of our stockholders.

Removal of Directors

Our charter provides that a director may be removed only for cause and only by the affirmative vote of at least 80% of the votes entitled to be cast in the election of directors. This provision, when coupled with the exclusive power of our board to fill vacant directorships, precludes stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by the removal with their own nominees.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who, directly or indirectly, beneficially owns ten percent or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, directly or indirectly, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if our board approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, our board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by our board of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that holders of control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel our board of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Without our having elected to be subject to Subtitle 8, our charter and bylaws already (1) provide for a classified board, (2) require the affirmative vote of the holders of at least 80% of the votes entitled to be cast in the election of directors for the removal of any director from our board, which removal will be allowed only for cause, and (3) vest in our board the exclusive power to fix the number of directorships. In addition, we have elected to be subject to the Subtitle 8 provision that requires a vacancy on our board to be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually. In addition, our Chairman of our Board, Chief Executive Officer, President or our board may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be considered at a meeting of our stockholders will also be called by our Secretary upon the written request of the stockholders entitled to cast not less than 25% of all the votes entitled to be cast at the meeting.

Limitation and Indemnification of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter obligates us to indemnify, to the maximum extent permitted by Maryland law, any director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another entity, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her status as a director or officer of our company and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter also permits our company to indemnify and advance expenses to any employee or agent of our company if authorized by our board.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer only upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Amendment to Our Charter

Our charter may be amended only by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter; provided, however, that certain amendments related to our board (including a declassification of the board or removal of directors), consideration of various factors when considering a change of control transaction, indemnification, exculpation, advance notice of stockholder proposals and the charter amendment section require the affirmative vote of not less than 80% of all the votes entitled to be cast on such matters.

Dissolution of Our Company

Our dissolution must be declared advisable by a majority of our entire board and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our charter provides that, with respect to annual meetings, timely notice of stockholder business proposals and stockholder nominees for directors must be received in accordance with the bylaws. The bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board and the proposal of other business to be considered by stockholders may be made only pursuant to our notice of the meeting, by or at the direction of our board or by a stockholder who was a stockholder of record both at the time the stockholder provided the notice required by the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or any such other business and who has complied with the advance notice requirements of and provided the information and other materials required by the bylaws. With respect to special meetings of stockholders, proposals of business to be considered by stockholders may be made only pursuant to our notice of the meeting, by our board or by a stockholder who was a stockholder of record both at the time the stockholder provided the notice required by the bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The business combination provisions and the control share acquisition provisions of Maryland law, the provisions of our charter on classification of our board and removal of directors and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of common stock or otherwise be in their best interest.

Listing

Our common stock is listed on the NYSE under the symbol “MFA.”
Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc., 480 Washington Boulevard, Jersey City, NJ 07310-1900. Its telephone number is 866-249-2610 and its website is www.computershare.com. The information on such website is not, and should not be interpreted to be, part of this exhibit.

Description of the Series B Preferred Stock

The following description of certain terms and provisions of the Series B Preferred Stock does not purport to be complete and is in all respects subject to, and qualified in its entirety by reference to, our charter, including the articles supplementary setting forth the terms of the Series B Preferred Stock, our bylaws and Maryland law.

General

Our charter provides that we may issue up to one billion shares of capital stock, all with a par value of $0.01 per share. As of December 31, 2019, 8,050,000 of these authorized shares were classified as 7.50% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”). As of December 31, 2019, there were 8,000,000 shares of our Series B Preferred Stock outstanding.

Each class or series of preferred stock will have the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as Maryland law may permit and our board of directors may determine by adoption of articles supplementary to our charter.

All shares of Series B Preferred Stock were validly issued, fully paid and nonassessable. Our board of directors may, without notice to or the consent of holders of Series B Preferred Stock, authorize the issuance and sale of additional shares of Series B Preferred Stock and authorize and issue additional shares of any class or series of parity equity securities from time to time.

Listing

Our Series B Preferred Stock is listed on the NYSE under the symbol “MFA/PB.”
Ranking
The Series B Preferred Stock ranks, with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs:

•
senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to the Series B Preferred Stock with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs;

•
on parity with any class or series of our capital stock expressly designated as ranking on parity with the Series B Preferred Stock with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs (including, if any shares are then outstanding, our Series A Preferred Stock); and

•
junior to any other class or series of our capital stock expressly designated as ranking senior to the Series B Preferred Stock with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs.

The term “capital stock” does not include convertible or exchangeable debt securities, none of which is outstanding as of the date hereof, which, prior to conversion or exchange, will rank senior in right of payment to the Series B Preferred Stock. The Series B Preferred Stock also ranks junior in right of payment to our other existing and future debt obligations. Our existing and future debt includes our repurchase agreements, securitized debt, unsecured debt, obligation to return securities obtained as collateral, and other financing arrangements.

Dividends

Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series B Preferred Stock with respect to dividend rights, holders of shares of the Series B Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.50% per annum of the $25.00 liquidation preference per share of the Series B Preferred Stock (equivalent to the fixed annual amount of $1.875 per share of the Series B Preferred Stock).

Dividends on the Series B Preferred Stock will accrue and be cumulative from, and including, the date of original issue and are payable to holders quarterly in arrears on or about March 31, June 30, September 30 and December 31 of each year or, if such day is not a business day, on the next succeeding business day, except that, if such business day is in the next succeeding year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. The term “business day” means each day, other than a Saturday or a Sunday, which is not a day on which banks in New York are required to close.

The amount of any dividend payable on the Series B Preferred Stock for any dividend period, including any partial dividend period, is computed on the basis of a 360-day year consisting of twelve 30-day months. A dividend period is the respective period commencing on, and including, the first day of January, April, July and October of each year and ending on, and including, the day preceding the first day of the next succeeding dividend period (other than the initial dividend period and the dividend period during which any shares of Series B Preferred Stock shall be redeemed). Dividends are payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which shall be the date designated by our board of directors as the record date for the payment of dividends that is not more than 35 and not fewer than 10 days prior to the scheduled dividend payment date.

Dividends on the Series B Preferred Stock will accrue whether or not:

•	we have earnings;

•	there are funds legally available for the payment of those dividends; or

•	those dividends are authorized or declared.

Except as described in the next two paragraphs, unless full cumulative dividends on the Series B Preferred Stock for all past dividend periods that have ended shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for payment, we will not:

•
declare and pay or declare and set apart for payment of dividends, and we will not declare and make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with (including, if any shares are then outstanding, our Series A Preferred Stock) or junior to the Series B Preferred Stock, for any period; or

•
redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock or shares of any other class or series of our capital stock ranking, as to dividends and upon liquidation, on parity with (including, if any shares are then outstanding, our Series A Preferred Stock) or junior to the Series B Preferred Stock.

The foregoing sentence, however, will not prohibit:

•	dividends payable solely in capital stock ranking junior to the Series B Preferred Stock;

•	the conversion into or exchange for other shares of any class or series of capital stock ranking junior to the Series B Preferred Stock;

•
our purchase of shares of Series B Preferred Stock, preferred stock ranking on parity with (including, if any shares are then outstanding, our Series A Preferred Stock) the Series B Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up or capital stock or equity securities ranking junior to the Series B Preferred Stock pursuant to our charter to the extent necessary to preserve our qualification as a REIT as discussed under “- Restrictions on Ownership and Transfer” below;

•	our redemption or other acquisition of shares under incentive, benefit or share purchase plans for officers, directors or employees or others performing or providing similar services; and

•	our purchase of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock.

When we do not pay dividends in full (or set apart a sum sufficient to pay them in full) on the Series B Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series B Preferred Stock (including, if any shares are then outstanding, our Series A Preferred Stock), we will declare any dividends upon the Series B Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series B Preferred Stock (including, if any shares are then outstanding, our Series A Preferred Stock) pro rata, so that the amount of dividends declared per share of Series B Preferred Stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such other class or series of capital stock (which will not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

Holders of shares of Series B Preferred Stock are not entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series B Preferred Stock as described above. Any dividend payment made on the Series B Preferred Stock will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on the Series B Preferred Stock will accumulate as of the dividend payment date on which they first become payable.

We do not intend to declare dividends on the Series B Preferred Stock, or pay or set apart for payment dividends on the Series B Preferred Stock, if the terms of any of our agreements, including any agreements relating to our indebtedness, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends will be authorized by our board of directors and declared by us or paid or set apart for payment if such authorization, declaration or payment is restricted or prohibited by law. We do not believe that these restrictions currently have any adverse impact on our ability to pay dividends on the Series B Preferred Stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of shares of our common stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to the Series B Preferred Stock, holders of shares of Series B Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $25.00 per share of Series B Preferred Stock, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the date of payment. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on parity with the Series B Preferred Stock (including, if any shares are then outstanding, our Series A Preferred Stock) in the distribution of assets, then holders of shares of Series B Preferred Stock and each such other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series B Preferred Stock (including, if any shares are then outstanding, our Series A Preferred Stock) will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of shares of Series B Preferred Stock will be entitled to written notice of any distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs not less than 30 days and not more than 60 days prior to the distribution payment date. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of Series B Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our capital stock or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series B Preferred Stock will not be added to our total liabilities.

Redemption

Optional Redemption

Except with respect to the special optional redemption described below and in certain limited circumstances relating to our ability to continue to qualify as a REIT as described in “- Restrictions on Ownership and Transfer,” we cannot redeem the Series B Preferred Stock prior to April 15, 2018. On and after April 15, 2018, we may, at our option, upon not fewer than 30 and not more than 60 days’ written notice, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest.

Special Optional Redemption

Upon the occurrence of a Change of Control, we may, at our option, redeem the Series B Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the Series B Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series B Preferred Stock subject to such notice of redemption will not have the conversion right described below under “- Conversion Rights.”

A “Change of Control” is when, after the initial issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50% of the total voting power of all stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Redemption Procedures

We will mail to the record holders of the Series B Preferred Stock a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to their respective addresses as shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series B Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series B Preferred Stock to be redeemed;

•	the place or places where the certificates, if any, representing shares of Series B Preferred Stock are to be surrendered for payment of the redemption price;

•	procedures for surrendering noncertificated shares of Series B Preferred Stock for payment of the redemption price;

•	that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accumulate on such redemption date;

•	that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series B Preferred Stock;

•
if redeeming pursuant to our special optional redemption right, that the Series B Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

•
if applicable, that the holders of the Series B Preferred Stock to which the notice relates will not be able to tender such Series B Preferred Stock for conversion in connection with the Change of Control and each share of Series B Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If we redeem fewer than all of the outstanding shares of Series B Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series B Preferred Stock that we will redeem from each stockholder. In this case, we will determine the number of shares of Series B Preferred Stock to be redeemed as described below.

If fewer than all of the outstanding shares of the Series B Preferred Stock are to be redeemed, we will select the shares of Series B Preferred Stock to be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series B Preferred Stock, other than a holder of Series B Preferred Stock that has received an exemption from the ownership limit, would have actual or constructive ownership of more than 9.8% of the issued and outstanding shares of Series B Preferred Stock by value or number of shares, whichever is more restrictive, because such holder’s shares of Series B Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the charter, we will redeem the requisite number of shares of Series B Preferred Stock of such holder such that no holder will own in excess of the 9.8% Series B Preferred Stock ownership limit subsequent to such redemption. See “- Restrictions on Ownership and Transfer” below. In order for their shares of Series B Preferred Stock to be redeemed, holders must surrender their shares at the place, or in accordance with the book-entry procedures, designated in the notice of redemption. Holders will then be entitled to the redemption price and any accrued and unpaid dividends payable upon redemption following surrender of the shares as detailed below. If a notice of redemption has been given (in the case of a redemption of the Series B Preferred Stock other than to preserve our qualification as a REIT), if the funds necessary for the redemption have been set apart by us in trust for the benefit of the holders of any shares of

Series B Preferred Stock called for redemption and if irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends will cease to accrue on such shares of Series B Preferred Stock and such shares of Series B Preferred Stock will no longer be deemed outstanding. At such time, all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon redemption, without interest. So long as no dividends are in arrears and subject to the provisions of applicable law, we may from time to time repurchase all or any part of the Series B Preferred Stock, including the repurchase of shares of Series B Preferred Stock in open-market transactions and individual purchases at such prices as we negotiate, in each case as duly authorized by our board of directors.

Unless full cumulative dividends on all shares of Series B Preferred Stock have been or contemporaneously are authorized, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods that have ended, no shares of Series B Preferred Stock will be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and we will not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock or any class or series of our capital stock ranking, as to dividends or upon liquidation, dissolution or winding up, on parity with (including, if any shares are then outstanding, our Series A Preferred Stock) or junior to the Series B Preferred Stock (except by conversion into or exchange for our capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution or winding up); provided, however, that whether or not the requirements set forth above have been met, we may purchase shares of Series B Preferred Stock, preferred stock ranking on parity with the Series B Preferred Stock (including, if any shares are then outstanding, our Series A Preferred Stock) as to payment of dividends and upon liquidation, dissolution or winding up or capital stock or equity securities ranking junior to the Series B Preferred Stock pursuant to our charter to the extent necessary to ensure that we meet the requirements for qualification as a REIT for federal income tax purposes, we may redeem or acquire shares under incentive, benefit or share purchase plans for officers, directors or employees or others performing or providing similar services, and may purchase or acquire shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock. See “- Restrictions on Ownership and Transfer” below.

If a redemption date falls after a dividend record date and on or prior to the corresponding dividend payment date, each holder of shares of the Series B Preferred Stock at the close of business of such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date and each holder of shares of Series B Preferred Stock that surrenders such shares on such redemption date will be entitled to the dividends accruing after the end of the applicable dividend period, to, but not including, the date of redemption. Except as described above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Stock for which a notice of redemption has been given.

All shares of Series B Preferred Stock that we redeem or repurchase will be retired and restored to the status of authorized but unissued shares of common stock.

Subject to applicable law and the limitation on purchases when dividends on the Series B Preferred Stock are in arrears, we may, at any time and from time to time, purchase Series B Preferred Stock in the open market, by tender or by private agreement.

Future debt instruments may prohibit us from redeeming or otherwise repurchasing any shares of our capital stock, including the Series B Preferred Stock, except in limited circumstances. We are not aware of any restrictions that currently would have any adverse impact on our ability to redeem or purchase shares of our Series B Preferred Stock.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right, other than shares of Series B Preferred Stock with respect to which prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such Series B Preferred Stock as described above under “ - Redemption - Optional Redemption” or “ - Redemption - Special Optional Redemption,” to convert some or all of the

Series B Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock (the “Common Stock Conversion Consideration”), which is equal to the lesser of:

•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

•	5.3135 (the “Share Cap”).

The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a “Stock Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Stock Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Stock Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Stock Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Stock Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series B Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Stock Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series B Preferred Stock will receive upon conversion of such Series B Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”). The Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to in this exhibit as the “Conversion Consideration.”

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional shares of common stock upon the conversion of the Series B Preferred Stock. Instead, we will pay the cash value of such fractional shares.

Within 15 days following the occurrence of a Change of Control, we will mail to the record holders of Series B Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. We will send the notice to the address shown on our stock transfer books, and the notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series B Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date;

•
that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series B Preferred Stock, holders of Series B Preferred Stock that are subject to such notice of redemption will not be able to convert the Series B Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series B Preferred Stock;

•	the name and address of the paying agent and the conversion agent;

•	the procedures that the holders of Series B Preferred Stock must follow to exercise the Change of Control Conversion Right; and

•	the last date on which holders of Series B Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series B Preferred Stock.

To exercise the Change of Control Conversion Right, the holders of Series B Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing Series B Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of shares of Series B Preferred Stock to be converted; and

•	that the Series B Preferred Stock is to be converted pursuant to the applicable provisions of the articles supplementary related to the Series B Preferred Stock.

The “Change of Control Conversion Date” is the date the Series B Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we mail the notice described above to the holders of Series B Preferred Stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock is not then listed for trading on a U.S. securities exchange.

Holders of Series B Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn shares of Series B Preferred Stock;

•	if certificated Series B Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series B Preferred Stock; and

•	the number of shares of Series B Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series B Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company.

Series B Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such Series B Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series B Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series B Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the date of redemption, in accordance with our optional redemption right or special optional redemption right. See “- Redemption - Optional Redemption” and “- Redemption - Special Optional Redemption” above.

We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series B Preferred Stock into shares of our common stock. Notwithstanding any other provision of the Series B Preferred Stock, no holder of Series B Preferred Stock will be entitled to convert such Series B Preferred Stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the stock ownership limits contained in our charter, including the articles supplementary setting forth the terms of the Series B Preferred Stock, unless we provide an exemption from the applicable limits for such holder. See “- Restrictions on Ownership and Transfer” below.

The Change of Control conversion feature may make it more difficult for a party to take over our company or discourage a party from taking over our company.

Except as provided above in connection with a Change of Control, the Series B Preferred Stock is not convertible into or exchangeable for any other securities or property.

No Maturity, Sinking Fund or Mandatory Redemption

The Series B Preferred Stock has no maturity date and we are not required to redeem the Series B Preferred Stock at any time. Accordingly, the Series B Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of the Series B Preferred Stock have a conversion right, such holders convert the Series B Preferred Stock into our common stock. The Series B Preferred Stock is not subject to any sinking fund.

Limited Voting Rights

Holders of shares of the Series B Preferred Stock generally have no voting rights, except as set forth below.

If dividends on the Series B Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive (which we refer to as a preferred dividend default), holders of shares of the Series B Preferred Stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable, (including, if any shares are then outstanding, our Series A Preferred Stock)) will be entitled to vote for the election of two additional directors to serve on our board of directors (which we refer to as preferred stock directors), until all unpaid dividends for past dividend periods that have ended with respect to the Series B Preferred Stock and any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable (including, if any shares are then outstanding, our Series A Preferred Stock) have been paid or declared and a sum sufficient for payment is set apart for such payment. In such a case, the number of directors serving on our board of directors will be increased by two. The preferred stock directors will be elected by a plurality of the votes cast in the election for a one-year term and each preferred stock director will serve until his successor is duly elected and qualified or until the director’s right to hold the office terminates, whichever occurs earlier. The election will take place at:

•
a special meeting called upon the written request of holders of at least 10% of the outstanding shares of Series B Preferred Stock together with any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable (including, if applicable, our Series A Preferred Stock), if this request is received more than 90 days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting within 90 days before the date fixed for our next annual or special meeting of stockholders, at our next annual or special meeting of stockholders; and

•
each subsequent annual meeting (or special meeting held in its place) until all dividends accumulated on the Series B Preferred Stock and on any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable (including, if applicable, our Series A Preferred Stock) have been paid in full for all past dividend periods that have ended.

If and when all accumulated dividends on the Series B Preferred Stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable (including, if any shares are then outstanding, our Series A Preferred Stock) shall have been paid in full or a sum sufficient for such payment in full is set apart for payment, holders of shares of Series B Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and the term and office of such preferred stock directors so elected will terminate and the entire board of directors will be reduced accordingly.

Any preferred stock director elected by holders of shares of Series B Preferred Stock and other holders of preferred stock upon which like voting rights have been conferred and are exercisable (including, if any shares are then outstanding, our Series A Preferred Stock) may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series B Preferred Stock and other parity preferred stock entitled to vote thereon when they have the voting rights described above (voting as a single class). So long as a preferred dividend default continues, any vacancy in the office of a preferred stock director may be filled by written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series B Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable (including, if any shares are then outstanding, our Series A Preferred Stock)). Each preferred stock director is entitled to one vote on any matter.

Subject to the exception described below, so long as any shares of Series B Preferred Stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock together with the holders of all other shares of any class or series of preferred stock ranking on parity with the Series B Preferred Stock (including, if any shares are then outstanding, our Series A Preferred

Stock) with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (voting as a single class):

•
authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to the Series B Preferred Stock with respect to payment of dividends, or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•
amend, alter or repeal the provisions of our charter, including the terms of the Series B Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of our company’s assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock, except that with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as (1) the Series B Preferred Stock remains outstanding with the terms of the Series B Preferred Stock materially unchanged, or (2) the holders of the Series B Preferred Stock receive equity securities with rights, preferences, privileges or voting powers substantially the same as those of the Series B Preferred Stock, then the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the Series B Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if, pursuant to the occurrence of any of the events described in the second bullet point immediately above, holders of shares of the Series B Preferred Stock receive the greater of the full trading price of the Series B Preferred Stock on the date of such event described in the second bullet point immediately above or the $25.00 per share liquidation preference plus accrued and unpaid dividends to, but not including, the date of such event described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above.

Notwithstanding the above, if the occurrence of any such event would materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock disproportionately relative to other classes or series of preferred stock ranking on parity with the Series B Preferred Stock (including, if any shares are then outstanding, our Series A Preferred Stock) with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, then the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock (voting as a separate class) shall also be required.

Holders of shares of Series B Preferred Stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any increase in the number of authorized shares of Series B Preferred Stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any other class or series of capital stock, in each case ranking on parity with (including, if any shares are then outstanding, our Series A Preferred Stock) or junior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

Holders of shares of Series B Preferred Stock will not have any voting rights with respect to, and the consent of the holders of shares of Series B Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series B Preferred Stock, except as set forth above.

In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding shares of Series B Preferred Stock.

In any matter in which Series B Preferred Stock may vote (as expressly provided in the articles supplementary setting forth the terms of the Series B Preferred Stock), each share of Series B Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference. As a result, each share of Series B Preferred Stock will be entitled to one vote.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series B Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series B Preferred Stock. We will use our best efforts to mail (or otherwise provide) the information to the holders of Series B Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined by the Code to include certain entities) during the last half of any taxable year.

To help us to qualify as a REIT, our charter, subject to certain exceptions, contains, and the Series B Preferred Stock articles supplementary contain, restrictions on the number of shares of our common stock, the Series B Preferred Stock and our capital stock that a person may own. Our charter provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares of our outstanding shares of capital stock. In addition, the Series B Preferred Stock articles supplementary provide that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding Series B Preferred Stock.

The consequences of attempting to own or transfer shares of our common stock or our capital stock in violation of the ownership restrictions are described in the exhibit under “Description of Common Stock - Restrictions on Ownership and Transfer.” Those consequences also apply to any person who attempts to own, or would be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding Series B Preferred Stock.

The beneficial ownership and/or constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. See “Description of Common Stock - Restrictions on Ownership and Transfer” in this exhibit.

Transfer Agent and Registrar

The transfer agent and registrar for the Series B Preferred Stock is Computershare.

Book-Entry Procedures

The Series B Preferred Stock was issued in the form of global securities held in book-entry form. The Depository Trust Company (“DTC”) or its nominee is the sole registered holder of the Series B Preferred Stock. Owners of beneficial interests in the Series B Preferred Stock represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of other interests, including any right to convert their Series B Preferred Stock, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of the Series B Preferred Stock under the global securities or the articles supplementary. We and any of our agents may treat DTC as the sole holder and registered owner of the global securities.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The Series B Preferred Stock, represented by one or more global securities, will be exchangeable for certificated securities with the same terms only if:

•	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; or

•	we decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary).

Description of 8.00% Senior Notes due 2042

The following description summarizes certain terms and provisions of our 8.00% Senior Notes due 2042, or the Notes, and certain terms and provisions of the Indenture (as defined below) that we entered into in connection with the offering of the Notes, which have been filed as exhibits to the Annual Report on Form 10-K of which this exhibit is a part. The following description is not intended to be comprehensive. Our description of the Notes below is qualified by reference to such Indenture, which we urge you to read. As used in this section, “MFA,” “we,” “us” and “our” mean MFA Financial, Inc. and its successors, but not any of its subsidiaries. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in such Indenture, and those definitions are incorporated herein by reference.

General

Subject to the discussion in this exhibit, the Notes

•
were issued pursuant to a base indenture as supplemented by a supplemental indenture thereto, each to be dated as of April 11, 2012, between us and Wilmington Trust, National Association, as trustee, paying agent and registrar. We refer to the base indenture and supplemental indenture collectively as the “Indenture.” Copies of the Indenture and the form of the Notes have been filed with the SEC,

•	were issued in the initial aggregate principal amount of $100,000,000 (or $115,000,000 if the underwriters exercise their overallotment option in full),

•	will mature on April 15, 2042,

•	were issued in minimum denominations of $25 and integral multiples of $25 in excess thereof,

•
are redeemable at our option, in whole or in part, at any time on and after April 15, 2017, at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to, but excluding, the redemption date as described under “- Optional Redemption and Repayment” below,

•	are not subject to a sinking fund, and

•	are listed on the New York Stock Exchange under the symbol “MFO”.

None of our subsidiaries, affiliates or any other person has guaranteed the payment of principal, premium, if any, or interest on the Notes or has any other obligation in connection with the Notes.

Further Issuances

We may, without the consent of the holders of the Notes, increase the principal amount of the Notes by issuing additional senior debt securities in the future on the same terms and conditions, except for any difference in the issue price, issue date and interest accrued prior to the issue date of the additional senior debt securities. The Notes offered hereby and any additional senior debt securities would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the Indenture.

Ranking

The Notes are our senior unsecured obligations and rank equally with all of our other unsecured and unsubordinated indebtedness, including other senior unsecured indebtedness issued under the Indenture. The Notes are effectively subordinated to all of our secured indebtedness, which includes our repurchase agreements, securitized debt, obligation to return securities obtained as collateral, and other financing arrangements, to the extent of the value of the collateral securing such indebtedness. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the Notes, until such secured indebtedness is satisfied in full.

In addition, the Notes are not guaranteed by any of our subsidiaries and, consequently, claims of holders of the Notes are effectively subordinated to all liabilities of all of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as an equity owner of such subsidiary, and therefore holders of our debt, including the Notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors. The Indenture does not limit the aggregate principal amount of senior debt securities that we may issue thereunder and provides that debt securities may be issued thereunder from time to time in one or more series. In addition, the Indenture does not prohibit us or our subsidiaries from incurring additional secured indebtedness in the future. Furthermore, certain debt and security agreements entered into by our subsidiaries may contain various restrictions, including restrictions on payments by our subsidiaries to us and the transfer by our subsidiaries of assets pledged as collateral. The Notes are our obligations exclusively.

Trading Characteristics

We expect the Notes to trade at a price that takes into account the value, if any, of accrued and unpaid interest. This means that purchasers will not pay, and sellers will not receive, accrued and unpaid interest on the Notes that is not included in their trading price. Any portion of the trading price of a Note that is attributable to accrued and unpaid interest will be treated as a payment of interest for U.S. federal income tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on disposition of the Notes. See “Additional Material U.S. Federal Income Tax Considerations” below.

Payments

The Notes will bear interest from and including April 11, 2012 at a rate of 8.00% per year and are payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, an “Interest Payment Date”), beginning July 15, 2012. Interest on the Notes accrue from and including April 11, 2012 to, but excluding, the first Interest Payment Date, and then from and including each Interest Payment Date to which interest has been paid or duly provided to, but excluding, the next Interest Payment Date. On an Interest Payment Date, interest will be paid to the persons in whose names the Notes were registered as of the record date. With respect to any Interest Payment Date, while the Notes remain in book-entry form the record date will be one business day prior to the relevant Interest Payment Date.

The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any period shorter than a full quarterly interest period will be computed on the basis of the number of days elapsed in a 90-day quarter of three 30-day months. If any Interest Payment Date, the maturity date or any redemption date or repurchase date is a Legal Holiday, the required payment will be made on the next succeeding day that is not a Legal Holiday as if it were made on the date such payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date to such next succeeding day. “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at the place of payment are not required to be open.

Optional Redemption and Repayment

The Notes will be redeemable at our option, in whole or in part, at any time on or after April 15, 2017 upon not less than 15 nor more than 60 days notice to the holders, at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

If less than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of the Notes to be redeemed (in principal amounts of $25 or integral multiples of $25 in excess thereof) (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) if the Notes are in global form but are not listed on any national securities exchange, by lot or by such other similar method in accordance with the procedures of DTC and (c) if the Notes are not listed on any national securities exchange and are not in global form, on a pro rata basis (to the extent practicable).

Unless there is a default in the payment of the redemption amount, on and after the redemption date, interest will cease to accrue on the Notes, or the portions thereof called for redemption. Additionally, we may at any time repurchase the Notes at any price in the open market and may hold, resell or surrender such Notes to the Trustee for cancellation. Except as discussed below under “- Offer to Repurchase Upon a Change of Control Repurchase Event,” you will not have the right to require us to repay the Notes prior to maturity. We are not required to, and will not, establish a sinking fund to retire the Notes prior to maturity.

Payment

Payment of principal of and interest on any Notes represented by one or more permanent global notes in definitive, fully registered form without interest coupons will be made to Cede & Co., the nominee for The Depository Trust Company (the “Depositary”) as the registered owner of the global notes, by wire transfer of immediately available funds. The Trustee is the paying agent for the Notes. Payments of principal and interest on the Notes will be made by us through the paying agent to the Depositary. See “- Book-Entry Only Securities” below.

Holders of certificated Notes, if any, must surrender such certificated Notes to the Trustee to collect principal and interest payments at maturity. Principal and interest on certificated Notes will be payable by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, payment of principal and interest may be made by check mailed to a holder’s registered address.

The principal of and interest on the Notes will be payable in U.S. dollars or in such other coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. No service charge will be made for any registration of transfer or exchange of Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Notes may be presented for registration of transfer or exchange at the office of the registrar for the Notes or at any other office or agency maintained by us or the registrar for such purpose. Wilmington Trust, National Association is the registrar for the Notes.

Certain Covenants

Other than as described below under “- Offer to Repurchase Upon a Change of Control Repurchase Event” and “- Consolidation, Merger and Sale of Assets,” the Indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of Notes protection in the event of a sudden and significant decline in our credit quality or a takeover, change of control, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.

Consolidation, Merger and Sale of Assets

The Indenture provides that we will not be party to a Substantially All Merger or participate in a Substantially All Sale, unless:

•
we are the surviving Person, or the Person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made (the “Successor Party”) is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and has expressly assumed by supplemental indenture all of our obligations under the Notes and the Indenture;

•
immediately after giving effect to such transaction, no event of default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions shall be delivered to the Trustee and the paying agent (if other than the Trustee).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“MFA Group” means MFA and MFA’s direct and indirect Subsidiaries (to the extent of its economic ownership interest in such Subsidiaries) taken as a whole.

“Ordinary Voting Power” means, with respect to any Person, the power to elect the directors (or functional equivalent) of such Person.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the aggregate Ordinary Voting Power represented by the issued and outstanding Equity Interests (as defined below) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

“Substantially All Merger” means a merger or consolidation of MFA with or into another Person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the combined assets of the MFA Group taken as a whole to a Person that is not within the MFA Group immediately prior to such transaction or series of related transactions.

“Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other Person in one or a series of related transactions, directly or indirectly, of all or substantially all of the combined assets of the MFA Group taken as a whole to a Person that is not within the MFA Group immediately prior to such transaction or series of related transactions.

Any Person that becomes a Successor Party pursuant to this covenant will be substituted for us in the Indenture, with the same effect as if it had been an original party to the Indenture. As a result, the Successor Party may exercise our rights and powers under the Indenture, and we will be released from all of our liabilities and obligations under the Indenture with respect to the Notes.

Any substitution of a Successor Party for us might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the Notes. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event (defined below) occurs, unless we have exercised our option to redeem the Notes as described above, we will make an offer to each holder of Notes to repurchase all or any part (in a principal amount of $25 and integral multiples of $25 in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will give notice to each holder with copies to the Trustee and the paying agent (if other than the Trustee) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given. The notice shall, if given prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

(2) deposit with the Trustee an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The Trustee will promptly mail to each holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $25 and integral multiples of $25 in excess thereof.

We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if (i) we or our successor delivered a notice to redeem in the manner, at the times and otherwise in compliance with the optional redemption and repayment provision described above prior to the occurrence of the Change of Control Repurchase Event or (ii) a third party makes an offer in respect of the Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

There can be no assurance that sufficient funds will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. Our failure to repurchase the Notes upon a Change of Control Repurchase Event would result in a default under the Indenture. If the holders of the Notes exercise their right to require us to repurchase the Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could result in defaults under any credit facility or other debt instruments to which we are or could become party, including the acceleration of the payment of any borrowings thereunder. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of our other debt and the Notes.

“Change of Control” means the occurrence of the following:

•
the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 50% of the aggregate Ordinary Voting Power of our issued and outstanding Equity Interests;

•
occupation of a majority of the seats (other than vacant seats) on our board of directors by Persons who were neither (i) nominated by our board of directors nor (ii) appointed by directors so nominated; or

•
the acquisition of direct or indirect Control of us by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date of the closing of the offering of the Notes) not in Control of us on the date of the closing of the offering of the Notes;

provided that, for the purposes of this definition, no Change of Control shall be deemed to occur by reason of our becoming a wholly owned Subsidiary of a Successor Parent.

“Change of Control Repurchase Event” means the occurrence of a Change of Control.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Successor Parent” means any Person for which Equity Interests of such Person representing more than 50% of the aggregate Ordinary Voting Power of the issued and outstanding Equity Interests of such Person immediately after the time we become a wholly owned Subsidiary of such Person, are beneficially owned (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) by one or more Persons that beneficially owned Equity Interests representing more than 50% of the aggregate Ordinary Voting Power of our issued and outstanding Equity Interests immediately prior to our becoming a wholly owned Subsidiary of such Person and in substantially the same proportion as immediately prior to our becoming a wholly owned Subsidiary of such Person.

Information Rights

The Indenture provides that during any period in which MFA is not subject to Section 13 or 15(d) of the Exchange Act and any Notes are outstanding, MFA will (1) transmit by mail (or other permissible means under the Exchange Act) to all holders of Notes, without cost to such holders, copies of the annual reports and quarterly reports containing information that is substantially similar to the information that is required to be contained in such reports that MFA would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if MFA were subject thereto (other than exhibits or any information required by Items 402 and 404 of Regulation S-K pursuant to the Securities Act that would have been required) and (2) promptly, upon request, supply copies of such reports to any prospective holder of Notes. MFA will mail (or otherwise provide) the information to the holders of Notes within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC if MFA were subject to Section 13 or 15(d) of the Exchange Act as a non-accelerated filer as such term is defined in Rule 12b-2 under the Exchange Act.

Delivery of any reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports, information or other documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our or any other Person’s compliance with any of its covenants thereunder. Neither the Trustee nor any paying agent shall have any obligation to monitor or confirm, on a continuing basis or otherwise, our or any other Person’s compliance with the covenants described herein or with respect to any reports or other documents filed under the Indenture.

Events of Default

Any one of the following is an “Event of Default” with respect to the Notes:

•	if we default in the payment of interest on the Notes, and such default continues for 30 days;

•	if we default in the payment of the principal of the Notes when the same becomes due and payable upon maturity, upon redemption or otherwise;

•	our failure to pay the repurchase price when due in connection with a Change of Control Repurchase Event;

•
if we fail to comply with any of our other agreements in the Notes or in the Indenture, which failure continues for 90 days after we receive notice from the Trustee or the holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

•
if we default after the expiration of any applicable grace period in the payment of principal when due on, or resulting in acceleration of, other indebtedness for borrowed money, other than Non-Recourse Indebtedness of us or any of our Subsidiaries or indebtedness of any Structured Finance Subsidiary, where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $100 million and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, prior to written notice of acceleration of the Notes; and

•	if certain events of bankruptcy or insolvency occur with respect to us.

“Non-Recourse Indebtedness” means an obligation for indebtedness that can only be satisfied out of the collateral securing the obligation and not out of the debtor’s other assets.

“Structured Finance Subsidiary” means a Subsidiary the primary function of which is to act as an issuer, depositor or special purpose entity in connection with issuances of obligations collateralized by loans, bonds, mortgages or other debt obligations issued by third parties.

If an Event of Default with respect to the Notes occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes to be due and payable immediately. The holders of a majority in principal amount of the Notes may rescind such declaration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely as a result of such acceleration.

Holders of Notes may not enforce the Indenture or the Notes, except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, the holders of more than 50% in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. The Trustee may withhold from holders of Notes notice of any continuing default (except a default in the payment of principal or interest or the repurchase price in connection with a Change of Control Repurchase Event) if it determines that withholding notice is in their interests. We are also required to deliver to the Trustee, on or before a date not more than 120 calendar days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any default has occurred.

Amendment and Waiver

With the written consent of the holders of a majority in principal amount of the Notes then outstanding, we and the Trustee may amend or supplement the Indenture or modify the rights of the holders of the Notes. Such majority holders may also waive compliance by us of any provision of the Indenture, any supplemental indenture or the Notes, except a default in the payment of principal or interest. However, without the consent of the holder of each Note affected, an amendment or waiver may not:

•	reduce the amount of Notes whose holders must consent to an amendment or waiver;

•	change the rate or the time for payment of interest;

•	change the principal or the fixed maturity;

•	waive a default in the payment of principal or interest;

•	waive a default in the payment of the repurchase price in connection with a Change of Control Repurchase Event;

•	make the Notes payable in a different currency; or

•
make any change in the provisions of the Indenture concerning (a) waiver of existing defaults, (b) rights of holders of Notes to receive payment or (c) amendments and waivers without the consent of the holder of each Note affected.

We and the Trustee may amend or supplement the Indenture, any supplemental indenture or the Notes, without the consent of any holder of any of the Notes to:

•
cure any ambiguity, defect or inconsistency in the Indenture, any supplemental indenture or the Notes, including to eliminate any conflict or inconsistency with the Trust Indenture Act, that does not adversely affect the rights of the holders of the Notes;

•
provide for the assumption of all of our obligations under the Notes and the Indenture by a Person in connection with a Substantially All Merger or Substantially All Sale in which we are not the surviving Person;

•	provide for uncertificated Notes in addition to or instead of certificated Notes;

•
add to the covenants made by us for the benefit of the holders of any series of debt securities, including the Notes (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are included solely for the benefit of such series) or to surrender any right or power conferred upon us;

•
add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of the Notes, as set forth in the Indenture;

•	secure any Notes;

•
provide for the issuance of and establish the form and terms and conditions of the Notes or to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or the Notes or to add to the rights of the holders of the Notes;

•
to make any change to the Indenture, any supplemental indenture or the Notes to conform the terms thereof to the preliminary prospectus supplement, as supplemented by the issuer free writing prospectus related to the offering of the Notes; or

•	make any change that does not adversely affect the rights of any holder of the Notes in any material respect.

Defeasance

We may elect to defease and be discharged from all of our obligations with respect to the Notes (“defeasance”), except for certain limited obligations.

If we elect defeasance with respect to the Notes, we will irrevocably deposit with the Trustee or other qualifying trustee, in trust for that purpose, an amount in U.S. dollars (and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money) sufficient to pay the principal of and any premium and any interest on the Notes at stated maturity or, if applicable, upon redemption.

The defeasance described above shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the Indenture;

•
we shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that (A) we have received from or there has been published by the IRS a ruling or (B) since the date of the Indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•
if the cash and government obligations deposited are sufficient to pay the outstanding Notes provided the Notes are redeemed on a particular redemption date, we shall have given the Trustee irrevocable instructions to redeem the Notes on that date; and

•
no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Notes shall have occurred and be continuing on the date of the deposit into trust; and no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to us or event which with notice or lapse of time or both would become such an Event of Default with respect to us shall have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.

Governing Law

The Indenture and the Notes are governed by, and will be construed in accordance with, the laws of the State of New York.

Concerning the Trustee

Wilmington Trust, National Association is the Trustee. If an event of default occurs and is continuing, the Trustee will be required to use the degree of care and skill of a prudent person in the conduct of its own affairs. The Trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any Notes only after those holders have offered the Trustee indemnity satisfactory to it.

If the Trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The Trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign. We maintain banking relationships with Wilmington Trust, National Association and its affiliates in the ordinary course of our business.

Neither the Trustee nor any paying agent shall have any obligation to monitor or confirm, on a continuing basis or otherwise, our or any other Person’s compliance with the covenants described herein or with respect to any reports or other documents filed under the Indenture.

Book-Entry Only Securities

The Notes were issued only in book-entry form through the facilities of the Depositary and are in denominations of $25 and integral multiples of $25 in excess thereof. The Notes are represented by one or more global securities (“Global Securities”) and are registered in the name of a nominee of the Depositary. Holders of the Notes may elect to hold interests in a Global Security through the Depositary, Clearstream Banking, societe anonyme (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants of such systems, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the Depositary’s books.

The Depositary has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. The Depositary holds securities that its participants (“Direct Participants”) deposit with the Depositary. The Depositary also facilitates the settlement among its Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants’ accounts, thereby eliminating the need for physical movement of securities. The Depositary’s Direct Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations, and certain other organizations. The Depositary is owned by The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries. Access to the Depositary’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to the Depositary and its Direct and Indirect Participants are on file with the SEC.

Clearstream advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides to its customers among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with the customer.

Euroclear advises that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Euroclear further advises that investors that acquire, hold and transfer interests in the Notes by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the Global Securities.

Purchases of Global Securities under the Depositary system must be made by or through Direct Participants, which will receive a credit for the Global Securities on the Depositary’s records. The beneficial interest of each actual purchaser of each Global Security (a “Beneficial Owner”) is in turn to be recorded on the records of the respective Direct Participant and Indirect Participant and Clearstream and Euroclear will credit on its book-entry registration and transfer system the number of Notes sold to certain non-U.S. persons to the account of institutions that have accounts with Euroclear, Clearstream or their respective nominee participants. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction.

Title to book-entry interests in the Notes will pass by book-entry registration of the transfer within the records of Clearstream, Euroclear or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the Notes may be transferred within Clearstream and within Euroclear and between Clearstream and Euroclear in accordance with procedures established for these purposes by Clearstream and Euroclear. Book-entry interests in the Notes may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the Notes among Clearstream and Euroclear and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream, Euroclear and the Depositary.

Payments of the principal of, premium, if any, and interest on the Notes represented by the Global Securities registered in the name of and held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owners and holder of the Global Securities.

Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the Depositary nor any other nominee of the Depositary will consent or vote with respect to the Global Securities. Under its usual procedures, the Depositary mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns the Depositary’s consenting or voting rights to those Direct Participants to whose accounts the Global Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Principal, premium, if any, and interest payments in respect of the Global Securities will be made to the Depositary or any other nominee as may be requested by an authorized representative of the Depositary. The Depositary’s practice is to credit Direct Participants’ accounts, upon the Depositary’s receipt of funds and corresponding detail information from us or the Trustee on the payment date in accordance with their respective holdings shown on the Depositary’s records. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each such Direct or Indirect Participant and not that of the Depositary, the Trustee, any paying agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Principal, premium, if any, and interest payments in respect of the Global Securities to the Depositary or other nominee requested by an authorized representative of the Depositary) is our responsibility, disbursement of such payments to Direct Participants will be the responsibility of the Depositary and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a Global Security to those persons may be limited. In addition, because the Depositary can act only on behalf of Direct Participants, which, in turn, act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in a Global Security to pledge that interest to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing that interest.

Initial settlement for the Notes were made in immediately available funds. Secondary market trading between the Depositary participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s same-day funds settlement system. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in the

Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering interests in the Notes to or receiving interests in the Notes from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of interests in the Notes received by Clearstream or Euroclear as a result of a transaction with a Depositary participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Such credits or any transactions involving interests in such Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received by Clearstream or Euroclear as a result of sales of interests in the Notes by or through a Clearstream customer or a Euroclear participant to a Depositary participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream and Euroclear have each agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes among their participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

The Global Security may not be transferred except as a whole to another nominee of the Depositary or to a successor Depositary selected or approved by us or to a nominee of that successor Depositary. A Global Security is exchangeable for definitive Notes in registered form in authorized denominations only if:

•	the Depositary notifies us that it is unwilling or unable to continue as Depositary and a successor Depositary is not appointed by us within 90 days;

•
the Depositary ceases to be a clearing agency registered or in good standing under the Exchange Act or other applicable statute or regulation and a successor corporation is not appointed by us within 90 days; or

•	we, in our sole discretion, determine not to require that all of the Notes be represented by a Global Security.

The information in this section has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy thereof.